EXHIBIT 23.1


                       Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" in the
Registration Statement (Form S-4 No. 333-      ) and related Prospectus of City
Holding Company for the registration of $30,000,000 of its 9.15% Exchange Capital Securities, the registration of its Exchange Debentures, and the Registration of its Guarantee and to the incorporation by reference therein of our report dated January 30, 1998, with respect to the consolidated financial statements of City Holding Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.






Charleston, West Virginia                       /s/  Ernst & Young LLP
August 24, 1998